UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)
Delaware	87-3131324
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Three Main Street Suite 215 Burlington, VT 05401	05401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units of Hashdex Bitcoin Futures ETF,a series of the Registrant	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256339

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.
Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are units of Hashdex Bitcoin Futures ETF (the “Fund”), a series of the Registrant. The description of the units of the Fund set forth in the Teucrium Commodity Trust Registration Statement on Form S-1/A (File No. 333-256339) filed with the Securities and Exchange Commission on September 7, 2022, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed is hereby also incorporated by reference herein.

Item 2.
Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Teucrium Commodity Trust Form S-1/A Registration Statement, as amended (File No. 333-256339), filed with the Securities and Exchange Commission on September 7, 2022 (incorporated herein by reference).
2
Fifth Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to Teucrium Commodity Trust Form S-1 Registration Statement (File No. 333-230626) filed on April 26, 2019.

3
Certificate of Trust of Teucrium Commodity Trust, incorporated herein by reference to Exhibit 3.2 to Teucrium Commodity Trust Form S-1 Registration Statement (File No. 333-162033) filed on September 21, 2009.

4
Instrument Establishing the Fund, incorporated herein by reference to Exhibit 3.3 to Pre-Effective Amendment No. 3 to Teucrium Commodity Trust Form S-1 Registration Statement (File No. 333-256339) filed on June 2, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 13, 2022

Teucrium Commodity Trust By: Teucrium Trading, LLC,as Sponsor By:/s/ Sal Gilbertie Sal Gilbertie Principal Executive Officer, Secretary and Member